Exhibit 1.1


                         FIRST ALLIANCE MORTGAGE COMPANY


                                       AND


                       PRUDENTIAL SECURITIES INCORPORATED,
                  AS REPRESENTATIVE OF THE SEVERAL UNDERWRITERS


                             UNDERWRITING AGREEMENT



                                       FOR



                    FIRST ALLIANCE MORTGAGE LOAN TRUST 1998-3



                    MORTGAGE LOAN ASSET BACKED CERTIFICATES,

                 6.200% CLASS A-1 FIXED RATE GROUP CERTIFICATES 6.160% CLASS A-2 FIXED RATE GROUP CERTIFICATES 6.460% CLASS A-3 FIXED RATE GROUP CERTIFICATES
                   CLASS A-4 VARIABLE RATE GROUP CERTIFICATES




September 14, 1998



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                                                              September 14, 1998



First Alliance Mortgage Company
17305 Von Karman Avenue
Irvine, California 92614

Prudential Securities Incorporated,
  As Representative of the Several Underwriters
One New York Plaza, 15th Floor
New York, New York  10292


         First Alliance Mortgage Company (the "Seller") hereby confirms its agreement to sell certain mortgage loan asset backed certificates to Prudential Securities Incorporated and Wheat First Securities, Inc., acting through First Union Capital Markets, a division of Wheat First Securities, Inc. (collectively, the "Underwriters") as described herein relating to the First Alliance Mortgage Loan Trust 1998-3 (the "Trust"). Prudential Securities Incorporated will act as representative of the Underwriters (in such capacity, the "Representative"). The certificates, together with certain subordinate certificates to be issued by the Trust, will evidence in the aggregate the entire beneficial interest in a trust estate (the "Trust Estate") consisting of two pools (the "Mortgage Pools") of closed-end mortgage loans (the "Initial Mortgage Loans") and such amounts as may be held by the Trustee in the Pre-Funding Account ("Pre-Funding Account"), the Capitalized Interest Account (the "Capitalized Interest Account") and any other accounts held by the Trustee for the Trust. The Initial Mortgage Loans shall have, as of the close of business on September 1, 1998 (the "Cut-off Date"), an aggregate principal balance of $75,305,150.14. The certificates are to be issued under a pooling and servicing agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement"), among the Seller, in its individual capacity and in its capacity as servicer (the "Servicer") and Norwest Bank Minnesota, National Association, in its capacity as trustee (the "Trustee"). On the Closing Date, approximately $24,694,849.86 will be deposited in the name of the Trustee in the Pre-Funding Account from the sale of the Certificates. It is intended that additional Mortgage Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Mortgage Loans") will be purchased by the Trust for inclusion in both Group I and Group II from the Seller from time to time on or before October 31, 1998 from funds on deposit in the Pre-Funding Account at the time of execution and delivery of each Subsequent Transfer Agreement ("Subsequent Transfer Agreement"). Funds in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest during the Funding Period.

         On or prior to the date of issuance of the Certificates, the Seller will obtain two certificate guaranty insurance policies (the "Policies") issued by MBIA Insurance Corporation (the "Insurer") which will unconditionally and irrevocably guarantee to the Trustee for the benefit of the holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class



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A-3 Certificates and the Class A-4 Certificates full and complete payment of all amounts payable on the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates. All capitalized terms used but not otherwise defined herein have the respective meanings set forth in the form of Pooling and Servicing Agreement heretofore delivered to the Underwriters.

         1. Securities. The certificates will be issued in classes as follows:
(i) a senior class with respect to each Mortgage Loan Group consisting of the Class A-1 Fixed Rate Group Certificates (the "Class A-1 Certificates"), the Class A-2 Fixed Rate Group Certificates (the "Class A-2 Certificates"), the Class A-3 Fixed Rate Group Certificates (the "Class A-3 Certificates) and the Class A-4 Variable Rate Group Certificates (the "Class A-4 Certificates" and collectively with the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, the "Class A Certificates") and (ii) a residual class (the "Class R Certificates"). The Class A Certificates and the Class R Certificates are hereinafter referred to as the "Certificates."

         2. Representations and Warranties of the Seller. The Seller represents and warrants to, and covenants with, the Underwriters that:

         A. The Seller has filed with the Securities and Exchange Commission (the "Commission"), a registration statement (No. 333-44585) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Loan Asset Backed Certificates and Notes (issuable in series), which registration statement, as amended at the date hereof, has become effective. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(vii) under the Act and complies in all other material respects with such Rule. The Seller proposes to file with the Commission pursuant to Rule 424(b)(5) under the Act, a supplement dated September 14, 1998 to the prospectus dated March 10, 1998 relating to the Certificates and the method of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Certificates to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; such prospectus dated March 10, 1998, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) under the Act is hereinafter called the "Basic Prospectus"; such supplement dated September 14, 1998 to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) of the Act, is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus." The Seller will file with the Commission (i) promptly after receipt from any Underwriter of any Computational Material (as defined herein) a Form 8-K incorporating such Computational Materials and (ii) within fifteen days of the issuance of the Certificates a report on Form 8-K setting forth specific information concerning the related Mortgage Loans (the "8-K").

         B. As of the date hereof, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b)(5) under the Act, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Seller by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Prospectus.


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



         C. The Seller is duly organized, validly existing and in good standing under the laws of the State of California, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve (i) a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of the Seller or (ii) any risk whatsoever as to the enforceability of any Mortgage Loan.

         D. There are no actions, proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, governmental agency or body or other tribunal (i) asserting the invalidity of this Agreement, the Certificates, the Insurance Agreement, the Indemnification Agreement or of the Pooling and Servicing Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or any Subsequent Transfer Agreement, (iii) which may, individually or in the aggregate, materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Certificates, the Pooling and Servicing Agreement or any Subsequent Transfer Agreement, or (iv) which may affect adversely the federal income tax attributes of the Certificates as described in the Prospectus.

         E. The execution and delivery by the Seller of this Agreement, the Indemnification Agreement, the Insurance Agreement and the Pooling and Servicing Agreement, the issuance of the Certificates and the transfer and delivery of the Mortgage Loans to the Trustee by the Seller are within the corporate power of the Seller and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the Seller and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the Seller or any of its affiliates is a party or by which it or any of them is bound or to which any of the property of the Seller or any of its affiliates is subject, the Seller's charter or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller, any of its affiliates or any of its or their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the issuance and sale of the Certificates by the Seller except pursuant to the Act. Neither the Seller nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller or any of its affiliates, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Seller to perform its obligations under the Pooling and Servicing Agreement, this Agreement, the Insurance Agreement, the Indemnification Agreement and any Subsequent Transfer Agreement or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Seller, taken as a whole.

         F. This Agreement and the Indemnification Agreement have been duly executed and delivered by the Seller, and the Pooling and Servicing Agreement, the Insurance Agreement and any Subsequent Transfer Agreement will be duly executed and delivered by the Seller, and each constitutes and/or will constitute, as applicable, the legal, valid and binding obligation of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.


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         G. The Certificates will conform in all material respects to the description thereof to be contained in the Prospectus and will be duly and validly authorized and, when duly and validly executed, authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

         H. On the Closing Date, the Initial Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties set out in the Pooling and Servicing Agreement are hereby made to the Underwriters as though set out herein, and at the dates specified in the Pooling and Servicing Agreement, and in any Subsequent Transfer Agreement, such representations and warranties were, or will be, true and correct in all material respects.

         I. The transfer of the Initial Mortgage Loans to the Trust at the Closing Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

         J. The Seller possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings, pending or, to the best knowledge of the Seller, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the Seller taken as a whole.

         K. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Insurance Agreement, the Indemnification Agreement, and the Pooling and Servicing Agreement or the execution and issuance of the Certificates have been or will be paid at or prior to the Closing Date.

         L. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Seller or its subsidiaries, taken as a whole, from December 31, 1997 to the date hereof.

         M. This Agreement and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

         N. The Seller is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         O. Each assignment of Mortgages required to be prepared pursuant to the Pooling and Servicing Agreement is based on forms recently utilized by the Seller with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the Seller's business. Based on the Seller's experience with such matters it is reasonable to believe that upon execution each such assignment will be in recordable form and will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Pooling and Servicing Agreement.


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         P. The Seller is current in all filings under the Securities Exchange
Act and is eligible to use the Registration Statement.

         Any certificate signed by any officer of the Seller and delivered to the Representative in connection with the sale of the Certificates hereunder shall be deemed a representation and warranty as to the matters covered thereby by the Seller to each person to whom the representations and warranties in this
Section 2 are made.

         3. Agreements of the Underwriters.

            A. The Representative agrees with the Seller that upon the execution of this Agreement and authorization by the Representative of the release of each Class of Certificates, the Underwriters shall offer each Class of Certificates for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

            B. The Underwriters may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets in connection with the offering of the Certificates, subject to the following conditions:

               1. In connection with the use of Computational Materials, each Underwriter shall comply with all applicable requirements of the No-Action Letter, dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and the Underwriters by the Division of Corporation Finance of the Commission in response to the request of the Public Securities Association ("PSA"), dated May 23, 1994 (collectively, the "Kidder/PSA Letters"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, the Underwriters shall comply with all applicable requirements of the No-Action Letter, dated February 17, 1995, issued by the Division of Corporation Finance to the Commission to PSA (the "PSA Letter" and, together with the Kidder/PSA Letters, the "No-Action Letters").

               2. The term "Computational Materials" as used herein shall have the meaning given to such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriters. The terms "ABS Term Sheets," "Collateral Term Sheets" and "Structural Term Sheets" as used herein shall have the meanings given to such terms in the PSA Letter, but shall include only those ABS Term Sheets, Collateral Term Sheets or Structural Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriters.

               3. All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page in a form previously agreed upon by the Seller and the Representative.

               4. Any Computational Materials and ABS Term Sheets are subject to review by and approval of the Seller prior to their distribution to any prospective investors and a copy of such Computational Materials and ABS Term Sheets as are delivered to prospective investors shall, in addition to the foregoing delivery requirements, be delivered to the Seller simultaneously with delivery to prospective investors.

               5. Each Underwriter shall provide to the Seller, for filing on Form 8-K as provided in Section 9 hereof, five copies (in such format as required by the Seller) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-


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      Action Letters. Each delivery of Computational Materials or ABS Term
      Sheets to the Seller pursuant to this paragraph shall be effected by delivering four copies of such material to counsel for the Seller on behalf of the Seller and one copy of such materials to the Seller. The Underwriters may provide copies of the foregoing in a consolidated or aggregate form that includes all information required to be filed. All Computational Materials and ABS Term Sheets described in this Section must be provided to the Seller not later than 10:00 a.m., New York time, on the Business Day before the date on which filing thereof is required pursuant to the terms of this Agreement. The Underwriters agree that they will not provide to any investor or prospective investor in the Notes any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Seller pursuant to this Section (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Seller in accordance with this Section for filing pursuant to Section 9 hereof), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

               6. All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Mortgage Loans that are incorrect, that differ from the final information about the Mortgage Pools in any material respect or on structuring terms that were revised in any material respect prior to the printing of the Prospectus, to the extent the Prospectus Supplement does not specifically correct such inaccuracies, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final information about the Mortgage Pools and structuring assumptions, circulate such revised Computational Materials or ABS Term Sheets, as the case may be, to all recipients of the preliminary versions thereof that indicated orally to any Underwriter that they would purchase all or any portion of the Notes and include such revised Computational Materials or ABS Term Sheets (marked "as revised") in the materials delivered to the Seller pursuant to 3.B.5.

               7. The Seller shall not be obligated to file any Computational Materials or ABS Term Sheets that (i) in the reasonable determination of the Seller and any Underwriter and their respective counsel are not required to be filed pursuant to the No-Action Letters or (ii) have been determined to contain any material error or omission, provided that, at the request of the Underwriter, the Seller will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _____________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated __________________, as corrected." In the event that at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Seller or the Underwriter to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected version of such Computational Materials or ABS Term Sheets to all recipients of the prior version thereof that either indicated orally to such Underwriter that they would purchase all or any portion of the Notes, or actually purchased all or any portion thereof, and shall deliver copies of such Computational Materials or ABS Term Sheets (marked "as corrected") to the Seller for filing with the Commission is a subsequent Form 8-K submission (subject to the Seller's obtaining an accountant's comfort letter in respect of such corrected Computational Materials or ABS Term Sheets, which shall be at the expense of the Underwriter).

         C. The Underwriters represent and warrant and agree with the Seller that, as of the date hereof and as of the Closing Date, that: (i) the Computational Materials and ABS Term Sheets furnished to the Seller pursuant to
Section 3.B.5 constitute (either in original, aggregated or consolidated form) all of the

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materials furnished to prospective investors by the Underwriters prior to the time of delivery thereof to the Seller that are required to be filed with the Commission with respect to the Notes in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters; (ii) on the date any such Computational Materials and ABS Term Sheets with respect to such Certificates (or any written or electronic materials furnished to prospective investors on which the Computational Materials and ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Seller pursuant to Section 3.B.5 and on the related Closing Date, such Computational Materials and ABS Terms Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials), except to the extent of any errors therein that are caused by errors in information about the Mortgage Pools provided to the Underwriters by the Seller; (iii) the Underwriters have not and will not represent to potential investors that any Computational Materials or ABS Term Sheets were prepared or disseminated on behalf of the Seller; and (iv) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) contained and will contain the legend in the form previously agreed upon by the Seller and the Underwriters as required by Section 3.B.3.

         Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the information about the Mortgage Pools provided to the Underwriters by the Seller.

         D. Each Underwriter that delivers any Computational Materials and ABS Term Sheets to the Seller shall deliver to the Seller a certificate, dated as of the date hereof, to the effect that the representations and warranties of the Underwriter contained in this Section 3 are true and correct as of such date. If the Underwriter does not provide any Computational Materials or ABS Term Sheets to the Seller pursuant to Section 3.B.5, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the No-Action Letters.

         4. Purchase, Sale and Delivery of the Certificates. The Seller hereby agrees, subject to the terms and conditions hereof, to sell the Class A Certificates to the Underwriters, who, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agree to purchase the entire aggregate principal amount of the Class A Certificates in the amounts specified in Schedule A hereto. At the time of issuance of the Certificates, the Initial Mortgage Loans will be sold by the Seller to the Trust pursuant to the Pooling and Servicing Agreement. The Subsequent Mortgage Loans will be purchased by the Trust for inclusion in both Mortgage Loan Groups, from time to time on or before October 31, 1998. The Seller will be obligated, under the Pooling and Servicing Agreement, to service the Mortgage Loans either directly or through sub-servicers.

         The Class A Certificates to be purchased by the Underwriters will be delivered by the Seller to the Underwriters (which delivery shall be made through the facilities of The Depository Trust Company ("DTC")) against payment of the purchase price therefor, equal to 99.70% of the aggregate principal amount of the Class A-1 Certificates, 99.70% of the aggregate principal amount of the Class A-2 Certificates, 99.70% of the aggregate principal amount of the Class A-3 Certificates and 99.70% of the aggregate principal amount of the Class A-4 Certificates, plus interest accrued at the Class A-1 Pass-Through Rate on the Class A-1 Certificates, at the Class A-2 Pass-Through Rate on the Class A-2 Certificates and at the Class A-3 Pass-Through Rate on the Class A-3 Certificates, in each case from September 1, 1998 to, but not including, the settlement date, by a same day federal funds wire payable to the order of the Seller. No accrued interest will be payable on the Class A-4 Variable Rate Group Certificates, which shall be dated their date of delivery.

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The Underwriters' fee shall be 30.00 basis points of each of the Class A
Certificates. The Underwriters shall reimburse the Seller for certain fees and expenses, in an amount equal to $25,000, incurred by the Seller in connection with the offering of the Certificates.

         Settlement shall take place at the offices of Arter & Hadden LLP, 1801 K Street, N.W., Washington, D.C. 20006, at 10:00 a.m. (E.S.T.), on September 21, 1998, or at such other time thereafter as the Representative and the Seller determine (such time being herein referred to as the "Closing Date"). The Class A Certificates will be prepared in definitive form and in such authorized denominations as the Representative may request, registered in the name of Cede & Co., as nominee of DTC.

         The Seller agrees to have the Certificates available for inspection and review by the Representative in New York City not later than 1:00 p.m. (E.S.T.) on the business day prior to the Closing Date.

         5. Covenants of the Seller. The Seller covenants and agrees with the Representative that:

         A. The Seller will promptly advise the Representative and its counsel
(i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Seller of any notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Seller will not file any amendment to the Registration Statement or supplement to the Prospectus after the date hereof and prior to the Closing Date for the Certificates unless the Seller has furnished the Representative and its counsel copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which any Underwriter reasonably objects, unless such filing is required by law. The Seller will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

         B. If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, the Seller will promptly prepare and file with the Commission, subject to Paragraph A of this
Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

         C. The Seller will furnish to the Representative, without charge, executed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a Prospectus by the Underwriters or a dealer may be required by the Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriters may reasonably request. The Seller will pay the expenses of printing (or otherwise reproducing) all offering documents relating to the offering of the Class A Certificates.

         D. As soon as practicable, but not later than sixteen months after the date hereof, the Seller will cause the Trust to make generally available to Certificate Owners of the Trust an earnings statement of the Trust covering a period of at least 12 months beginning after the effective date of the Registration

Statement which will satisfy the provisions of Section 11(a) of the Act and, at the option of the Seller, will satisfy the requirements of Rule 158 under the Act.

         E. During a period of 20 calendar days from the date as of which this Agreement is executed, neither the Seller nor any affiliate of the Seller will, without the Representative's prior written consent (which consent shall not be unreasonably withheld), enter into any agreement to offer or sell mortgage loan asset-backed certificates backed by mortgage loans, except pursuant to this Agreement.

         F. So long as any of the Class A Certificates are outstanding, the Seller will cause to be delivered to the Representative (i) all documents required to be distributed to Certificate Owners of the Trust and (ii) from time to time, any other information concerning the Trust filed with any government or regulatory authority that is otherwise publicly available.

         G. The Seller, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses in connection with the transactions contemplated herein, including, but not limited to, the expenses of printing (or otherwise reproducing) all documents relating to the offering, the reasonable fees and disbursements of its counsel and expenses of the Representative incurred in connection with (i) the issuance and delivery of the Certificates, (ii) preparation of all documents specified in this Agreement, (iii) any fees and expenses of the Trustee, the Insurer and any other credit support provider (including legal fees), accounting fees and disbursements, and (iv) any fees charged by investment rating agencies for rating the Class A Certificates.

         H. The Seller agrees that, so long as any of the Class A Certificates shall be outstanding, it will deliver or cause to be delivered to the Representative (i) the annual statement as to compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement, (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement as soon as such statement is furnished to the Seller and (iii) any information required to be delivered by the Seller or the Servicer to prepare the report by the Trustee pursuant to
Section 7.8 of the form of Pooling and Servicing Agreement heretofore delivered to the Representative.

         I. The Seller will enter into the Pooling and Servicing Agreement, the Insurance Agreement, and all related agreements on or prior to the Closing Date.

         J. The Seller will endeavor to qualify the Class A Certificates for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdictions as may be reasonably requested by the Representative, if any, and will pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Class A Certificates for investment under the laws of such jurisdictions as the Representative may reasonably designate, if any.

         6. Conditions of the Underwriters' Obligation. The obligation of the Underwriters to purchase and pay for the Class A Certificates as provided herein and on Schedule A hereto shall be subject to the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of the representations and warranties of the Seller contained herein (including those representations and warranties set forth in the Pooling and Servicing Agreement and incorporated herein), to the accuracy of the statements of the Seller made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder, and to the following additional conditions:

         A. The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b).

         B. The Representative shall have received the Pooling and Servicing Agreement and the Class A Certificates in form and substance satisfactory to the Representative, duly executed by all signatories required pursuant to the respective terms thereof.

         C.1. The Underwriters shall have received the favorable opinion of the General Counsel to the Seller, with respect to the following items, dated the Closing Date, to the effect that:

               (a) The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and is qualified to do business in each state necessary to enable it to perform its obligations as Servicer under the Pooling and Servicing Agreement. The Seller has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, this Agreement, the Pooling and Servicing Agreement, any Subsequent Transfer Agreement, the Insurance Agreement and the Indemnification Agreement.

               (b) This Agreement, the Certificates, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement have been duly and validly authorized, executed and delivered by the Seller, all requisite corporate action having been taken with respect thereto, and each (other than the Certificates) constitutes the valid, legal and binding agreement of the Seller enforceable against the Seller in accordance with its respective terms.

               (c) Neither the transfer of the Initial Mortgage Loans to the Trust, the issuance or sale of the Certificates nor the execution, delivery or performance by the Seller of the Pooling and Servicing Agreement, this Agreement, any Subsequent Transfer Agreement, the Insurance Agreement or the Indemnification Agreement (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the articles of incorporation or bylaws of the Seller;
         (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or is bound; or
         (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Seller; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

               (d) The endorsement and delivery of each Note, and the preparation, delivery and recording of an Assignment in recordable form, with respect to each Mortgage (in the absence of the delivery of the opinions described in Section 3.5(b)(ii)(y) of the Pooling and Servicing Agreement), as and in the manner contemplated by the Pooling and Servicing Agreement, is sufficient fully to transfer to the Trustee for the benefit of the Owners all right, title and interest of the Seller in the Note and Mortgage, as noteholder and mortgagee or assignee thereof, and will be sufficient to permit the Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Seller and to prevent any other sale, transfer, assignment, pledge or other encumbrance of the Mortgage Loans by the Seller from being enforceable.

               (e) No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of California, for the execution, delivery and performance of the Pooling and Servicing Agreement, the Insurance Agreement, this Agreement, the Indemnification Agreement or the offer, issuance, sale or delivery of the Certificates or the consummation of any other transaction contemplated thereby by the Seller, except such which have been obtained.

               (f) There are no actions, proceedings or investigations pending or, to such counsel's knowledge, threatened against the Seller before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Pooling and Servicing Agreement, the Insurance Agreement, this Agreement, the Indemnification Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, the Indemnification Agreement, the Insurance Agreement or this Agreement or (iii) which would materially and adversely affect the performance by the Seller of obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Certificates, the Indemnification Agreement, the Insurance Agreement or this Agreement.

               (g) To the best of such counsel's knowledge, the Registration Statement, the Prospectus Supplement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading with respect to the statements set forth in the Prospectus under the caption "Certain Legal Aspects of Mortgage Loans and Related Matters".

         2. The Underwriters shall have received the favorable opinion of Arter & Hadden LLP, special counsel to the Seller, dated the Closing Date, to the effect that:

               (a) The Certificates, assuming due execution and authentication by the Trustee, and delivery and payment therefor pursuant to this Agreement are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

               (b) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of the Pooling and Servicing Agreement, this Agreement, any Subsequent Transfer Agreement, the Indemnification Agreement, the Insurance Agreement or the offer, issue, sale or delivery of the Certificates or the consummation of any other transaction contemplated thereby by the Seller, except such which have been obtained.

               (c) Neither the transfer of the Initial Mortgage Loans to the Trustee, the issuance or sale of the Certificates, nor the execution, delivery or performance by the Seller of the Pooling and Servicing Agreement, the Insurance Agreement, any Subsequent Transfer Agreement, the Indemnification Agreement or this Agreement will (a) conflict with or result in a breach of, or constitute a default under any law, rule or regulation of the State of New York or the federal government, or
         (b) to such counsel's knowledge, without independent investigation, results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

               (d) Each Subsequent Transfer Agreement at the time of its execution and delivery will be sufficient to convey all of the Seller's right, title and interest in the Subsequent Mortgage Loans to the Trustee and following the consummation of the transaction contemplated by each Subsequent Transfer Agreement, the transfer of the Subsequent Mortgage Loans by the Seller to the Trustee will be a sale thereof.

               (e) The Registration Statement, the Prospectus and the Prospectus Supplement (other than the financial and statistical data included therein, as to which such counsel need express no opinion), as of the date on which the Registration Statement was declared effective and as of the date hereof, comply as to form in all material respects with the requirements of the

         Act and the rules and regulations thereunder, and such counsel does not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Prospectus or the Prospectus Supplement which has not been filed or described as required.

               (f) Neither the qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939 nor the registration of the Trust created by such Agreement under the Investment Company Act of 1940 is presently required.

               (g) The statements in the Prospectus set forth under the captions "DESCRIPTION OF THE SECURITIES" and "THE POOLING AND SERVICING AGREEMENT" and the statements in the Prospectus Supplement set forth under the captions "DESCRIPTION OF THE OFFERED CERTIFICATES" and "THE POOLING AND SERVICING AGREEMENT," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

               (h) Except as to any financial or statistical data contained in the Registration Statement, the statements set forth in the Prospectus under the caption "DESCRIPTION OF CREDIT ENHANCEMENT," and in the Prospectus Supplement under the caption "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER," and any Computational Materials as to which no opinion or belief need be expressed, to the best of such counsel's knowledge, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

               (i) Upon receipt by the Trustee, on behalf of the Owners of the Certificates, of the related Notes, endorsed as described in the Pooling and Servicing Agreement, and the receipt by the Seller of the purchase price for the Certificates and for so long as the Trustee maintains actual physical possession of such Notes, (i) the Trustee shall be vested with good and indefeasible title to, and shall be the sole owner of, and shall obtain all right, title and interest of the Seller in, each Mortgage Loan, (ii) in the event that the sale of the Mortgage Loans were to be recharacterized as a financing secured by the Mortgage Loans, the Trustee has a first perfected security interest in the Mortgage Loans and (iii) in the jurisdictions listed in such opinion, the recordation of the assignments of the Mortgages is not required for the Trustee to obtain such rights, as against creditors of, and purported transferees of, the Seller.

               (j) To the best of the knowledge of such counsel, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Certificates (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

         3. The Underwriters shall have received the favorable opinion of Arter & Hadden LLP, special tax and bankruptcy counsel to the Seller, dated the Closing Date, to the effect that:

               (a) Assuming the REMIC election is made in compliance with the Pooling and Servicing Agreement, (i) the Trust, exclusive of the Pre-Funding Account, the Group II Available Funds Cap Carry-Forward Amount Account and the Capitalized Interest Account (as defined in the Prospectus Supplement) will qualify as a real estate mortgage investment conduit ("REMIC") (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) for Federal income tax purposes and
         (ii) each Class of the Offered Certificates (as defined in the

         Prospectus Supplement) will be treated as "regular interests" in the REMIC and the R Class will be treated as the sole "residual interest" in the REMIC.

               (b) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending that would adversely affect the Trust Estate (exclusive of the Pre-Funding Account, the Group II Available Funds Cap Carry-Forward Amount Account and the Capitalized Interest Account) as a real estate mortgage investment conduit ("REMIC") as such term is defined in the Code.

               (c) The statements under the captions "SUMMARY OF PROSPECTUS -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and under the captions "SUMMARY -- FEDERAL INCOME TAX ASPECTS" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement as they relate to federal tax matters are true and correct in all material respects.

               (d) As a consequence of the qualification of the Trust (exclusive of the Pre-Funding Account, the Group II Available Funds Cap Carry-Forward Amount Account and the Capitalized Interest Account) as a REMIC, the Class A Certificates will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Trust consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of the Trust (exclusive of the Pre-Funding Account, the Group II Available Funds Cap Carry-Forward Amount Account and the Capitalized Interest Account) as a REMIC, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c) of the Code.

               (e) The Trust will not be subject to tax upon its income or assets by the taxing authority of New York State or New York City.

               (f) The Trust will not be subject to the California state income tax. While REMICs are subject to the California state minimum franchise tax imposed under Article 2, Section 23153 of the California Revenue and Taxation Code, such counsel does not express an opinion as to whether the Trust is subject to such tax.

               (g) A court would hold that the conveyance by the Seller of all right, title and interest in the Mortgage Loans to the Trustee (except for the Seller's right, title and interest in the principal and interest due on such Mortgage Loans on or prior to the Cut-Off Date), constitutes a sale of the Mortgage Loans and not a borrowing by the Seller secured by the pledge of the Mortgage Loans. A court would find that, following such conveyance, the Mortgage Loans and proceeds thereof (net of payments of principal and interest due on such Mortgage Loans on or prior to the Cut-Off Date) are not property of the estate of the Seller within the meaning of Section 541 of the Bankruptcy Code, and, further that the Trustee's rights with respect to the Mortgage Loans and the proceeds thereof would not subject it to the automatic stay provisions of Section 362 of the Bankruptcy Code. Since the conveyance of the Mortgage Loans (net of payments of scheduled principal due and interest accrued on or prior to the Cut-Off Date) constitutes a sale of said Mortgage Loans then the payments thereunder (net of payments of scheduled principal due on and interest accrued on or prior to the Cut-Off Date) are not property of the estate of the Seller and the distributions of such payments by the Trustee to the Owners of the Certificates are not preferential payments made by, for, or on behalf of the Seller under the provisions of Section 547 of the Bankruptcy Code.

               (h) If a court characterized the transfer of the Mortgage Loans to the Trustee, on behalf of the Owners of the Certificates, as a pledge of collateral rather than an absolute sale or assignment, with respect to the Mortgage Loans and other property included in the Trust on the date hereof, to the extent governed by the laws of the State of New York, a valid security interest has been created in favor of the Trustee, which security interest of the Trustee will be perfected and will constitute a first perfected security interest, with respect to the Seller's right, title and interest in and to the Notes, upon endorsement and delivery thereof to the Trustee. With respect to the security interest of the Trustee in the Notes, New York law would govern.

         4. The Underwriters shall have received the favorable opinion of Dewey Ballantine LLP, special counsel to the Underwriters, dated the Closing Date, to the effect that:

               (a) The Certificates, assuming due execution and authentication by the Trustee, and delivery and payment therefor pursuant to this Agreement, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

               (b) No fact has come to such counsel's attention which causes them to believe that the Prospectus (other than the financial statement and other financial and statistical data contained therein, as to which such counsel need express no opinion), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) Such other matters as the Underwriters may reasonably request.

         In rendering their opinions, the counsels described in this Paragraph C may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Seller.

         D. The Underwriter shall have received a letter from Deloitte & Touche LLP, dated on or before the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures requested by the Underwriters with respect to the information set forth in the Prospectus and certain matters relating to the Seller.

         E. The Class A Certificates shall have been rated in the highest rating category by Moody's Investors Service, Inc., and by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, and such ratings shall not have been rescinded. The Underwriters and counsel for the Underwriters shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Class A Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriter or shall state that the Underwriters may rely upon them.

         F. The Underwriters shall have received from the Seller a certificate, signed by the president, a senior vice president or a vice president of the Seller, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

         1. the representations and warranties of the Seller in this Agreement, and in the Indemnification Agreement, as of the Closing Date, in the Pooling and Servicing Agreement, in the

Insurance Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Seller has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

         2. there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Seller which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Seller's obligations under the Pooling and Servicing Agreement, the Insurance Agreement, this Agreement or under the Indemnification Agreement in any material way; and no merger, liquidation, dissolution or bankruptcy of the Seller is pending or contemplated;

         3. the information contained in the Registration Statement and Prospectus relating to the Seller, the Mortgage Loans or the servicing procedures of it or its affiliates or the subservicer is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement and Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

         4. the information set forth in the Schedules of Mortgage Loans required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects;

         5. there has been no amendment or other document filed affecting the articles of incorporation or bylaws of the Seller since August 1, 1996, and no such amendment has been authorized. No event has occurred since September 17, 1998, which has affected the good standing of the Seller under the laws of the State of California;

         6. there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Seller and its subsidiaries, taken as a whole, from June 30, 1998;

         7. on or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Seller or in any rating accorded any securities of the Seller, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act; and

         8. each person who, as an officer or representative of the Seller, signed or signs the Registration Statement, the Pooling and Servicing Agreement, this Agreement, the Indemnification Agreement, the Insurance Agreement, or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Pooling and Servicing Agreement, the Indemnification Agreement, the Insurance Agreement and this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

         The Seller shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

         G. The Underwriters shall have received an opinion of counsel to the Trustee, dated the Closing Date and in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that:

               1. the Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and to take all actions required of it under the Pooling and Servicing Agreement;

               2. the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and the Pooling and Servicing Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

                 3. no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Trustee in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance of its obligations thereunder;

               4. the Certificates have been duly executed, authenticated and delivered by the Trustee;

               5. the execution and delivery of, and performance by the Trustee of its obligations under, the Pooling and Servicing Agreement do not conflict with or result in a violation of any statute or regulation applicable to the Trustee, or the articles or bylaws of the Trustee, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Trustee or the terms of any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound; and

               6. in the event that the Servicer defaults in its obligation to make advances under the Pooling and Servicing Agreement, the Trustee or any affiliate of the Trustee, is not prohibited by a provision of its Articles of Incorporation or Bylaws or by any provision of the banking and trust laws of the United States of America or the State of New York, as the case may be (or any rule, regulation, decree or order thereunder), from assuming its obligation to make such advances.

         In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee.

         H. The Underwriters shall have received from the Trustee a certificate, signed by the President, a senior vice president or an assistant vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed or signs the Certificates, the Pooling and Servicing Agreement or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Pooling and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

         I. The Policies relating to the Class A Certificates shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

         J. The Underwriters shall have received a favorable opinion of Kutak Rock, counsel to the Insurer, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               1. The Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York. The Insurer is validly licensed and authorized to issue the Policies and perform its obligations under the Policies in accordance with the terms thereof, under the laws of the State of New York.

               2. The execution and delivery by the Insurer of the Policies, the Insurance Agreement and the Indemnification Agreement are within the corporate power of the Insurer and have been authorized by all necessary corporate action on the part of the Insurer; the Policies have been duly executed and are the valid and binding obligations of the Insurer enforceable in accordance with their terms except that the enforcement of the Policies may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

               3. The Insurer is authorized to deliver the Insurance Agreement, and the Indemnification Agreement, and the Insurance Agreement and the Indemnification Agreement have been duly executed and are the valid and binding obligations of the Insurer enforceable in accordance with their terms except that the enforcement of the Insurance Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and by public policy considerations relating to indemnification for securities law violations.

               4. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Insurer, the lack of which would adversely affect the validity or enforceability of the Policies; to the extent required by applicable legal requirements that would adversely affect validity or enforceability of the Policies, the form of the Policies has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with such Policies.

               5. To the extent any Policy constitutes a security within the meaning of Section 2(1) of the Act, it is a security that is exempt from the registration requirements of the Act.

               6. The information set forth under the caption "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in the Prospectus Supplement dated September 14, 1998, insofar as such statements constitute a description of the Policies, accurately summarizes the Policies.

         In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Trustee, the Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.

         K. On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Seller or in any rating accorded any securities of the Seller, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

         L. On or prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

         M. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since June 30, 1998, of (A) the Seller, its subsidiaries and affiliates or since June 30, 1998, of (B) the Insurer, that is in the Underwriters' judgment material and adverse and that makes it in the Underwriter's judgment impracticable to market the Class A Certificates on the terms and in the manner contemplated in the Prospectus.

         N. The Underwriters shall have received from the Insurer a certificate, signed by the President, a senior vice president or a vice president of the Insurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Policies, the Insurance Agreement, the Indemnification Agreement and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

               1. each person who as an officer or representative of the Insurer, signed or signs the Policies, the Insurance Agreement, the Indemnification Agreement or any other document delivered pursuant hereto, on the date thereof, or on the Closing Date, in connection with the transactions described in this Agreement was, at the respective times of such signing and delivery, and is now a duly authorized representative of the Insurer and is authorized to execute and deliver this certificate.

               2. The financial data presented in the table set forth under the heading "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in the Prospectus Supplement presents fairly the capitalization of the Insurer and its wholly-owned subsidiaries as of December 31, 1997 and June 30, 1998, respectively, and to the best of the Insurer's knowledge since such date, no material and adverse change has occurred in the financial position of the Insurer other than as set forth in the Prospectus Supplement.

               3. The audited financial statements dated as of December 31, 1997 and the unaudited financial statements dated as of June 30, 1998 incorporated by reference into the Prospectus Supplement are true and accurate.

               4. The information which relates to the Insurer or the Policies under the caption titled "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in the Prospectus Supplement is true and correct in all material respects.

               5. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations or which would materially and adversely affect its ability to perform its obligations under the Policies or the Insurance Agreement.

               6. The execution and delivery of the Insurance Agreement and the Policies and the compliance with the terms and provisions thereof will not conflict with, result in a breach of, or constitute a default under any of the terms, provisions or conditions of the Restated Charter or By-Laws of the Insurer or of any agreement, indenture or instrument to which the Insurer is a party.

               7. The issuance of the Policies and the execution, delivery and performance of the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policies and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

         The officer of the Insurer certifying to items 2 and 3 shall be an officer in charge of a principal financial function.

         The Insurer shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and its bylaws, all of which are in full force and effect on the date of such certificate.

         O. The Underwriters shall have received from Dewey Ballantine LLP, special counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Prospectus and such other related matters as the Underwriters shall reasonably require.

         P. The Underwriters and counsel for the Underwriters shall have received copies of any opinions of counsel to the Seller or the Insurer supplied to the Trustee relating to matters with respect to the Certificates or the Policies. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state that the Underwriters may rely thereon.

         Q. The Underwriters shall have received such further information, certificates and documents as the Underwriters may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Seller is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder, may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Seller in writing, or by telephone or telegraph confirmed in writing.

         7. Expenses. If the sale of the Class A Certificates provided for herein is not consummated by reason of a default by the Seller in its obligations hereunder, then the Seller will reimburse the Underwriters, upon demand, for all reasonable out-of-pocket expenses (including, but not limited to, the reasonable fees and expenses of Dewey Ballantine LLP) that shall have been incurred by each of them in connection with their investigation with regard to the Seller and the Class A Certificates and the proposed purchase and sale of the Class A Certificates.

         8. Indemnification and Contribution. A. Regardless of whether any Class A Certificates are sold, the Seller will indemnify and hold harmless each Underwriter, each of its respective officers and directors and each person who controls such Underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with any amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they may become subject, under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading or (ii) in the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Seller shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Seller by or on behalf of such Underwriter specifically for use in connection with the preparation thereof.

         B. Regardless of whether any Class A Certificates are sold, each Underwriter severally agrees to indemnify and hold harmless the Seller, each of its officers and directors and each person, if any, who controls the Seller within the meaning of the Act or the 1934 Act against any losses, claims, damages or liabilities to which they or any of them become subject under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or in (ii) the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Seller by or on behalf of such Underwriter specifically for use in the preparation thereof and so acknowledged in writing, and will reimburse the Seller for any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending against such loss, claim, damage, liability or action.

         C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Paragraphs A and B above such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; but the omission to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under such Paragraph. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Paragraph A and by the Seller in the case of parties indemnified pursuant to Paragraph B. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         D. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and the related Underwriter from the sale of the Certificates or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Seller and of the related Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considera tions.

         The relative benefits received by the Seller and the related Underwriter shall be deemed to be in such proportion so that the related Underwriter is responsible for that portion determined by multiplying the total amount of such losses, claims, damages and liabilities, including legal and other expenses, by a fraction, the numerator of which is (x) the excess of the Aggregate Resale Price of the Class A Certificates purchased by such Underwriter over the aggregate purchase price of the Class A Certificates specified in
Section 4 of this Agreement and the denominator of which is (y) the Aggregate Resale Price of the Class A Certificates purchased by such Underwriter and the Seller is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding sentence, the "Aggregate Resale Price" of the Class A Certificates at the time of any determination shall be the weighted average of the purchase prices (in each case expressed as a percentage of the aggregate principal amount of the Class A Certificates so purchased), determined on the basis of such principal amounts, paid to the related Underwriter by all subsequent purchasers that purchased the Class A Certificates on or prior to such date of determination. The relative fault of the Seller and the related Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the related Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         E. The Seller and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Paragraph D. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Paragraph D shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriters shall not be required to contribute any amount in excess of the amount by which the Aggregate Resale Price exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

         F. Reserved.

         G. Each Underwriter severally agrees, assuming all information provided to it by the Seller is accurate and complete in all material respects, to indemnify and hold harmless the Seller, each of the Seller's officers and directors and each person who controls the Seller within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials provided by such Underwriter and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this Section 8(G) shall be in addition to any liability which such Underwriter may otherwise have.

         H. The Seller and each Underwriter each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 8 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

         I. The obligations of the Seller under this Section 8 shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Underwriter within the meaning of the Act or the 1934 Act; and the obligations of each Underwriter under this Section 8 shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller and to each person, if any, who controls the Seller within the meaning of the Act or the 1934 Act; provided, however, that in no event shall the Seller or any Underwriter be liable for double indemnification.

         9. Information Supplied by the Underwriters. The statements set forth in the last paragraph on the front cover page of the Prospectus regarding market-making and under the heading "Underwriting" in the Supplement (to the extent such statements relate to the Underwriters), together with the Computational Materials, constitute the only information furnished by the Underwriters to the Seller for the purposes of Sections 2(B) and 8(A) hereof. The Underwriters confirm that such statements (to such extent) are correct.

         The Seller will cause any Computational Materials with respect to the Class A Certificates that are delivered to the Seller as provided in Section 3.B.5 to be filed with the Commission on a Current Report on Form 8-K at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act; to cause any ABS Term Sheets with respect to the Class A Certificates that are delivered by any Underwriter to the Seller as provided in
Section 3.B.5 to be filed with the Commission on one or more Current Reports on Form 8-K (i) at or before the time of filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations in the case of Structural Term Sheets, and
(ii) within two Business Days of first use in the case of Collateral Term Sheets. Prior to any such filing of Computational Materials or ABS Term Sheets (other than any Collateral Term Sheets that are not based on Mortgage Pool information provided to the Underwriters by the Seller) by the Seller, however, the Underwriters must comply with their obligations pursuant to Section 3.B and the Seller must receive a letter from independent, certified public accountants, satisfactory in form and substance to the Seller and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Seller, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Seller for filing on Form 8-K, as provided in Section 3.B and this Section 9, is accurate except as to such matters that are not deemed by the Seller to be material. The Seller shall file any corrected Computational Materials or ABS Term Sheets described in Section 3.B.7 as soon as practicable following receipt thereof.

         10. Notices. All communications hereunder shall be in writing and, if sent to the Representative, shall be mailed or delivered or telecopied and confirmed in writing to the Representative at Prudential Securities Incorporated, One New York Plaza, 15th Floor, New York, New York 10292,
Attention: Len Blum; and, if sent to the Seller, shall be mailed, delivered or telegraphed and confirmed in writing to the Seller at the address set forth above, Attention: Director of Secondary Marketing.

         11. Survival. All representations, warranties, covenants and agreements of the Seller contained herein or in agreements or certificates delivered pursuant hereto, the agreements of the Underwriters and the Seller contained in
Section 8 hereof, and the representations, warranties and agreements of the Underwriters contained in Section 3 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling persons, or any subsequent purchaser or the Seller or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Certificates. The provisions of Sections 5, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Termination. The Underwriters shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Seller shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis which, in the Representative's reasonable judgment, is material and adverse, and, in the case of any of the events specified in clauses (a) through (d), such event singly or together with any other such event makes it in the Representative's reasonable judgment impractical to market the Class A Certificates. Any such termination shall be without liability of any other party except that the provisions of Paragraph G of Section 5 (except with respect to expenses of the Underwriters) and Sections 7 and 8 hereof shall at all times be effective. If the Underwriters elect to terminate this Agreement as provided in this Section 12, the Seller shall be notified promptly by the Underwriters by telephone, telegram or facsimile transmission, in any case, confirmed by letter.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (which successors and assigns do not include any person purchasing a Certificate from the Underwriters), and the officers and directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

         14. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any action or proceeding brought to enforce or arising out of any provision of this Agreement shall be brought only in a state or federal court located in the Borough of Manhattan, New York City, New York, and the parties hereto expressly consent to the jurisdiction of such courts and agree to waive any defense or claim of forum non conveniens they may have with respect to any such action or proceeding brought.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

         16. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto hereby execute this Underwriting Agreement, as of the day and year first above written.


                                  FIRST ALLIANCE MORTGAGE COMPANY



                                  By: /s/  Francisco Nebot
                                      -----------------------------------------
                                      Name:  Francisco Nebot
                                      Title: Chief Financial Officer/EVP



                                  PRUDENTIAL SECURITIES INCORPORATED,
                                  As Representative of the Several Underwriters



                                  By: /s/  Len Blum
                                      -----------------------------------------
                                      Name:  Len Blum
                                      Title: Managing Director



                     {UNDERWRITING AGREEMENT SIGNATURE PAGE}

                                   Schedule A


                           CLASS A-1 CERTIFICATES (1)

Underwriters                                         Principal                    Purchase Price
------------                                         ---------                    --------------
Prudential Securities Incorporated                 $19,500,000                      $19,441,500
First Union Capital Markets                        $10,500,000                      $10,468,500
                                                   -----------                      -----------
         Total                                     $30,000,000                      $29,910,000
                                                   ===========                      ===========

                           CLASS A-2 CERTIFICATES (2)

Underwriters                                         Principal                    Purchase Price
------------                                         ---------                    --------------
Prudential Securities Incorporated                 $14,300,000                      $14,257,100
First Union Capital Markets                        $ 7,700,000                      $ 7,676,900
                                                   -----------                      -----------
         Total                                     $22,000,000                      $21,934,000
                                                   ===========                      ===========

                           CLASS A-3 CERTIFICATES (3)

Underwriters                                         Principal                    Purchase Price
------------                                         ---------                    --------------
Prudential Securities Incorporated                 $11,700,000                      $11,664,900
First Union Capital Markets                        $ 6,300,000                      $ 6,281,100
                                                   -----------                      -----------
         Total                                     $18,000,000                      $17,946,000
                                                   ===========                      ===========

                             CLASS A-4 CERTIFICATES

Underwriters                                         Principal                    Purchase Price
------------                                         ---------                    --------------
Prudential Securities Incorporated                 $19,500,000                      $19,441,500
First Union Capital Markets                        $10,500,000                      $10,468,500
                                                   -----------                      -----------
         Total                                     $30,000,000                      $29,910,000
                                                   ===========                      ===========


(1) Plus accrued interest from September 1, 1998 to (but not including) September 21, 1998 at the Class A-1 Pass-Through Rate.

(2) Plus accrued interest from September 1, 1998 to (but not including) September 21, 1998 at the Class A-2 Pass-Through Rate.

(3) Plus accrued interest from September 1, 1998 to (but not including) September 21, 1998 at the Class A-3 Pass-Through Rate.